LJPC-401 Phase 1 Results and Development Update September 7, 2016

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LJPC-401: Overview • LJPC-401 is a novel formulation of hepcidin, a naturally occurring regulator of iron absorption and distribution • Primary iron overload  Hereditary hemochromatosis (HH) is characterized by a genetic deficiency of hepcidin resulting in excessive iron accumulation – Most common genetic disease in Caucasians – Causes liver cirrhosis, liver cancer, heart disease and/or failure, and diabetes • Secondary iron overload  Patients with thalassemia (including beta thalassemia), sickle cell disease (SCD) and myelodysplasia (MDS) have physiologically low hepcidin levels and are treated with blood transfusions, resulting in acquired iron overload • LJPC-401 has been shown to be effective at reducing serum iron levels in preclinical testing • Scalable manufacturing process capable of producing a pure, properly folded, stable hepcidin formulation developed 3

PRIMARY ENDPOINT Safety and tolerability via review of: Treatment Emergent Adverse Events (TEAEs), changes in clinical lab values, ECGs, vital sign and physical exam data SECONDARY ENDPOINT Serum iron LJPC-401: Phase 1 Study Design • Population: Adult patients at risk of iron overload (e.g., HH, thalassemia, SCD) • Design: Phase 1, open- label, dose-escalation, study • Study Duration: Single SC dose, 7-day observation Escalating dose levels 3 to 6 subjects at each dose level 4 Data Monitoring Committee (DMC) made dose-escalation decisions

LJPC-401: Phase 1 Results Overview • Fifteen patients dosed at escalating dose levels from 1 mg to 20 mg  Patient subtypes treated: HH = 10; SCD = 3; and thalassemia = 2 • Safety observations  No dose-limiting toxicities at any dose level  1 SAE at 1 mg dose level unrelated to study drug – Hospitalization for acute sickle cell crisis; fully resolved  9 injection-site reactions – all were mild or moderate in severity, self-limiting, and fully resolved  No significant changes in serum chemistries or hematology other than serum iron parameters • Pharmacodynamic results  Dose-dependent, statistically significant reduction in serum iron (p=0.008)  Maximum serum iron reduction observed at 8 hours post-dose  Durable effect observed through last observation on Day 7 5

Dose Response p=0.008 Individual dose p-values for change from baseline not adjusted for a potential regression to the mean effect. Dose response not adjusted for multiple comparisons. LJPC-401: Percent Change in Serum Iron Baseline to Hour 8 6

Nominal Time from Treatment (hours) Pe rce nt C ha ng e fro m Ba se lin e (% ) 0 8 24 48 168 -100 -75 -50 -25 0 25 Serum Iron: Percent Change from Baseline Change from baseline through day 7: -21% LJPC-401: Percent Change in Serum Iron Baseline through Day 7 for 20 mg Dose 7

LJPC-401: Phase 1 Results Summary • Fifteen patients received a single dose ranging from 1 mg to 20 mg  Patient subtypes treated: HH = 10; SCD = 3; and thalassemia = 2 • Well tolerated with no dose-limiting toxicities  Mild to moderate, transient and self-limiting injection-site reactions • Profound and durable reduction in serum iron observed  Statistically significant dose response (p=0.008)  A single 20 mg dose resulted in a 58% reduction at hour 8, with levels still not returning to baseline through day 7 (21% reduction)  Iron effect consistent with that observed in preclinical models 8

• Agreement reached with European Medicines Agency (EMA) on pivotal study design • Randomized, controlled, multi-center study in beta thalassemia patients suffering from iron overload  A major unmet medical need in an orphan patient population • Primary endpoint is a clinically relevant measurement directly related to iron overload • Plan to initiate study mid-2017 LJPC-401: Update on Registration Plan Agreement Reached on Pivotal Study 9